UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

Health Grades, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-22019	62-1623449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Golden Ridge Road, Suite 100 Golden, Colorado	80401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 716-0041

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 17, 2010, Health Grades, Inc. (“HealthGrades”) entered into a lease agreement (the “Lease”) with LBA Realty Fund III – Company III, LLC for its new corporate headquarters located at 999 17th Street, Denver, Colorado. Under the terms of the Lease, HealthGrades will lease approximately 87,000 square feet of general office space. The Lease term commences December 13, 2010 and continues through March 31, 2019, with certain options to renew for additional periods ranging from five to fourteen years, at then-current market rates. The average annual rent for the initial term is approximately $1.8 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH GRADES, INC. (Registrant)

By:	/s/ALLEN DODGE

Allen Dodge Executive Vice President and Chief Financial Officer

Dated: June 22, 2010